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                                                                    Exhibit 99.2

                                                           EXECUTION COPY

                             SECURED PROMISSORY NOTE

US $5,000,000
                                                           Atlanta, Georgia
                                                           As of March 28, 2003

         For value received, the undersigned, NUMEREX CORP., a Pennsylvania limited liability corporation with an office located at 1600 Parkwood Circle, Atlanta, Georgia 30339 ("NUMEREX") promises to pay to the order of BELLSOUTH PERSONAL COMMUNICATIONS LLC, a Georgia limited liability company, at its office located at 5565 Glenridge Connector, Atlanta, Georgia 30342 and its successors and assigns (the "HOLDER"), the principal sum of Five Million United States Dollars (US $5,000,000), together with interest on so much of the principal balance of the Note as may be outstanding and unpaid from time to time, calculated on the basis of a 360-day year and actual days elapsed at a rate of 8.00% per annum.

         Payments of principal and interest shall be due under this Note as follows: (i) on December 15, 2003, Numerex shall pay one million five hundred thousand dollars ($1,500,000) of the principal amount hereof, plus all interest accrued thereon through such date; (ii) on March 31, 2004, Numerex shall pay two million dollars ($2,000,000) of the principal amount hereof, plus all interest accrued thereon through such date; and (iii) on December 15, 2004, Numerex shall pay the remaining principal balance of one million five hundred thousand dollars ($1,500,000), plus all interest accrued thereon through such date (each of the foregoing, an "INSTALLMENT PAYMENT").

         This Note is subject to all of the terms set forth in Sections 3.B and 3.C of that certain Stock Purchase Agreement of even date herewith, between Numerex and the Holder (the "STOCK PURCHASE AGREEMENT"), and all such terms shall be deemed incorporated into this Note as if set forth in full herein, including, without limitation, any and all representations and warranties made by Numerex. Capitalized terms utilized herein and not otherwise defined shall have the meaning ascribed thereto in the Stock Purchase Agreement.

         The principal balance of this Note, together with all accrued interest thereon and all other amounts owed hereunder may be prepaid by Numerex, at any time, without premium or penalty. Such prepayment shall be made in minimum increments of One Hundred Thousand Dollars ($100,000), provided that (1) Numerex provides at least three (3) days' prior written notice to Cingular of such prepayment, and (2) such prepayment is accompanied by all accrued and unpaid interest on the total principal amount of the Note so prepaid through the date of prepayment. Any amounts so prepaid shall be credited against the next Installment Payment due hereunder.

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         To the extent that Numerex completes any Individual Permitted Sale or
Permitted Sale (as such terms are defined in the Security Agreement) during the term of this Note, Numerex shall be obligated to apply 100% of the net cash proceeds of each Individual Permitted Sale to prepay this Note, which prepayment shall be applied in order of payment against the principal payments due hereunder; provided, however, that Numerex shall be entitled to retain the first one million five hundred thousand dollars ($1,500,000) of the total net cash proceeds of the Permitted Sale for general corporate purposes. Nothing herein is intended to relieve Numerex from its obligations to make any and all payments under this Note when due hereunder.

         Numerex shall make all payments under the Note not later than 2:00 p.m. (Eastern Standard Time) on the day when due, in U.S. dollars, in same day funds, into an account indicated in writing not less than five days in advance by Holder. All amounts received shall be applied first, to any accrued interest and then to unpaid principal. All payments received after that hour shall be deemed to have been received by Cingular on the next following Business Day with interest payable for such additional day. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day. For purposes of this Note, a "BUSINESS DAY" shall mean any day on which commercial banks located in Atlanta, Georgia, are required or permitted by law to be open for the purpose of conducting commercial banking business.

         In no event shall the amount or rate of interest due and payable under this Note exceed the maximum amount or rate of interest allowed by applicable law (including, without limitation, O.C.G.A. Section 7-4-18) and, in the event any such excess payment is made by Numerex or received by the Holder, such excess sum shall be credited as a payment of principal). It is the express intent hereof that Numerex not pay and the Holder not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under applicable law. All interest (including all charges, fees or other amounts deemed to be interest) which is paid or charged under this Note shall, to the maximum extent permitted by applicable law, be amortized, allocated and spread on a pro rata basis throughout the actual term of this Note.

         The occurrence of any one of the following events will constitute a default by Numerex hereunder (each, an "EVENT OF DEFAULT"): (i) Numerex fails to pay when due any amount payable under this Note; (ii) Numerex fails to perform or breaches in any material respect any representation, warranty, covenant or agreement in the Stock Purchase Agreement or this Note, which in the case of a covenant is not cured within twenty (20) days' written notice by Holder to Numerex of the same, (iii) Numerex is in default in any material respect under the Stock Purchase Agreement or the Security Agreement (as defined in the Stock Purchase Agreement); (iv) Numerex has a Change of Control, as such term is defined below; (v) either Numerex or any other Debtor (as such party is defined in the Security Agreement) makes an assignment for the benefit of creditors, or an action is brought by Numerex or by any other Debtor seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, or Numerex or any other Debtor commences a voluntary case under the Federal Bankruptcy Code; or
(vi) an action is brought against Numerex or any other Debtor by a creditor seeing its dissolution or liquidation of any of its assets or an involuntary petition is filed under any bankruptcy statute against Numerex or such other Debtor, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is

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appointed to take possession, custody or control of all or substantially all of the properties of Numerex or any other Debtor, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within ninety
(90) days from the date of said filing or appointment or an order for relief shall be entered in any such action.

         For purposes of the foregoing Events of Default, "CHANGE OF CONTROL" shall mean the occurrence of any of the following events:

                  (a) the sale, transfer, conveyance, assignment, merger or other disposition, in one or a series of transactions, of more than fifty percent (50%) of all of the assets of Numerex to or with any third party, including "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended); or

                  (b) any "person" or "group" described above shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of shares of stock of Numerex that, directly or indirectly, entitles the holder thereof to control more than fifty percent (50%) of all voting rights with respect to all shares of stock of Numerex; or

                  (c) the approval by the stockholders of Numerex of, or consummation of, a merger, reorganization, consolidation, exchange of shares, recapitalization, restructuring or other business combination in which Numerex is not the surviving entity; or

                  (d) any entity or person or two or more entities or persons acting in concert shall acquire beneficial ownership, directly or indirectly, of, or shall acquire by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the right to elect a majority of the Board of Directors of Numerex, or the current Board of Directors of Numerex or their duly elected successors shall no longer constitute a majority of the Board of Directors.

         Upon the occurrence or during the continuation of an Event of Default, Holder shall have the right to (a) declare any and all amounts payable under the Note, including principal balance, all accrued interest thereon, attorneys' fees and all fees, charges, costs and expenses, to be forthwith due and payable, and the same shall thereupon become immediately due and payable in full without demand, presentment, protest or further notice of any kind, (b) exercise any and all of its rights and remedies under the Stock Purchase Agreement and the Security Agreement, and (c) exercise any and all other remedies available at law or in equity, including, without limitation, all remedies provided under the Uniform Commercial Code. In addition, upon the occurrence and during the continuance of an Event of Default, or if any Installment Payment is not paid on the applicable date, interest shall accrue on the unpaid principal amount then outstanding under the Note at a rate of 10 % (ten percent) per annum (the "DEFAULT RATE"). Default Rate interest shall be due and payable upon demand by the Holder of the Note.

         The obligations under this Note are secured by a Security Agreement executed by Numerex in favor of the Holder dated of even date herewith, which Security Agreement

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     grants the Holder a first priority security interest in and to the
     Collateral (as defined in the Security Agreement).

         TIME IS OF THE ESSENCE OF THIS NOTE.

         Presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices are hereby waived by Numerex. No failure to accelerate the debt evidenced hereby by reason of an Event of Default hereunder, acceptance of a past due Installment Payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a restatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law; and Numerex hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Numerex under this Note, either in whole or in part unless Holder otherwise agrees in writing. The rights and remedies provided for hereunder are cumulative and not exclusive of any other right or remedy available at law or in equity. All of Numerex' obligations under this Note are absolute and unconditional.

         Holder shall not be deemed to waive any of its rights unless such waiver is in writing and signed by Holder. No delay or omission by Holder in exercising any of its rights, including, but not limited to, the right to accelerate the indebtedness due under this Note, shall operate as a waiver of such rights and a waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion. Holder shall have no duty to exercise any or all of the rights and remedies provided or contemplated herein.

         This Note may not be changed, modified or amended except by an agreement in writing signed by Numerex and Holder.

         Numerex and the Holder, by accepting this Note, each agree and stipulate that the only charge imposed upon Numerex for the use of money in connection with this Note is and shall be the interest described in this Note, and further agree and stipulate that all other charges imposed by the Holder on Numerex pursuant to the terms of this Note, including without limitation, any default charges, late charges, and attorneys' fees, shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

         In the event that following the occurrence or during the continuance of an Event of Default this Note, or any part thereof, is referred to an attorney for collection, whether or not suit has been filed or any other action instituted or taken to enforce or collect under this Note, or is collected by or through an attorney at law, Numerex agrees to pay all fees, costs and expenses of such referral or collection including, but not limited to, reasonable attorneys' fees.

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         This Note shall be binding upon the successors and assigns of Numerex, if assigned in compliance with the provisions of this Note. Subject to compliance with applicable securities laws, the Holder of this Note may assign or transfer this Note, but this Note shall not be assignable or transferable, in whole or in part, by Numerex without the prior written consent of the Holder.

         The provisions of this Note shall be governed by and construed in accordance with the laws of the State of Georgia without regard to the conflict of law principles thereof. NUMEREX EXPRESS AND IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF, OR IN ANY MANNER RELATING TO THIS NOTE SHALL BE BROUGHT IN THE STATE OR DISTRICT COURTS OF THE STATE OF GEORGIA. NUMEREX, BY ITS EXECUTION AND DELIVERY OF THIS NOTE, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING AND HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS.

                            [Signature page follows]

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         IN WITNESS WHEREOF, this Note has been duly executed and delivered by
Numerex as of the day and year first above set forth.

                                  NUMEREX CORP.

                                    By: /s/  Stratton J. Nicolaides
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                                    Name: Stratton J. Nicolaides
                                    Title: Chairman and Chief Executive Officer